Exhibit 99.1

The Tile Shop Announces $30 Million Share Repurchase Authorization

MINNEAPOLIS, August 16, 2022 (GLOBE NEWSWIRE) — Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials and related accessories, today announced that the Company’s Board of Directors has authorized a share repurchase program pursuant to which the Company may purchase shares of its common stock for an aggregate repurchase price not to exceed $30 million. After review and consideration of capital allocation alternatives with its financial advisor, the Independent Transaction Committee of the Board has unanimously recommended that the Board approve the $30 million share repurchase program, and the members of the Board have unanimously approved this recommendation.

Karla Lunan, Chief Financial Officer, stated, “We believe our shares are currently undervalued and based on the strength of our balance sheet, coupled with our long-term outlook, an opportunity exists to create value for our shareholders while continuing to invest in our key strategies.”

Under the repurchase program, the Company may purchase shares of its common stock from time to time through open market repurchases, privately negotiated transactions, or other means, including through Rule 10b5-1 trading plans. The timing and actual number of shares repurchased will be determined by management depending on a variety of factors including stock price, trading volume, market conditions and other general business considerations. The repurchase program has no expiration date and may be modified, suspended or terminated at any time.

Repurchases under this program will be funded from the Company’s existing cash and cash equivalents, borrowings against the Company’s revolving line of credit and future cash flow. As of June 30, 2022, the Company had $10.5 million of cash and cash equivalents and $92.6 million available for borrowing on its revolving line of credit.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About The Tile Shop

The Tile Shop (Nasdaq: TTSH) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 143 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include statements regarding the amount and timing of common stock repurchases under the stock repurchase program, if any, and the source of funding. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

Investor Contact: Mark Davis

Email: investorrelations@tileshop.com

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